Exhibit 10.7

DATED THE 1st **DAY OF** March , 2023

BETWEEN

STERLING INSURANCE BROKERS SDN BHD
(35219-T)

AND

MERCU TEKUN SDN BHD
(1159698-U)
("INTRODUCER")

INSURANCE AND TAKAFUL INTRODUCER AGREEMENT

AN AGREEMENT dated the 1st **day of** March , 2023

BETWEEN

(1) Sterling Insurance Brokers Sdn Bhd (35219-T), a company incorporated in Malaysia with its registered office at No 6 & 8 Jalan Gereja, 4th Floor, 50100 Kuala Lumpur ("Company");

and

(2) Mercu Tekun Sdn Bhd (1159698-U) (Reg.No:)("Introducer"), a company incorporated in Malaysia with address at Suite S18B, 2nd Floor Centrepoint Bandar Utama, No.3 Lebuh Bandar Utama, 47800 Petaling Jaya, Selangor.

WHEREAS: -

The Company is approved under the Financial services Act 2013 and / or Islamic Financial Services Act 2013 including any modifications or re-enactment thereof to carry on business as an insurance and/or a takaful broker. The Company is desirous of appointing the Introducer and the Introducer is desirous of being appointed to assist the Company in soliciting or procuring insurance and/or a takaful broker from the following clients ("Principal") namely:-

Name	**Address**

----------------- As per Schedule 1 ------------------

It is the intention of the Bank Negara Malaysia to regulate and promote the healthy growth of the insurance and takaful broking industry in Malaysia, and ensure that the sharing of brokerage or administration fee does not affect or result in:-

- any breach of the Laws of Malaysia, Bank Negara Malaysia's rules, regulations and guidelines, the Code of Ethics and Conduct and all other rules of the Malaysian Insurance And Takaful Brokers Association (MITBA).

- any conflict with national aspirations and objectives, lack of transparency, possible conflict of interest, possible abuse of power, or abuse of position.

- any compromise or deterioration in the standard or quality of professional service provided by Malaysian insurance brokers to clients.

Bank Negara Malaysia wants the Broker to be primarily responsible to the client and towards this end, the Broker must have sufficient administration fee and/ or brokerage to meet the costs of servicing the client at the required professional standard.

Bank Negara Malaysia requires that all takaful and/or insurance brokers in Malaysia have a uniform and sound basis of administration fee and/or brokerage sharing.

IT IS AGREED as follows: -

1. APPOINTMENT OF INTRODUCER

1.1 The Company hereby appoints the Introducer and the Introducer hereby agrees to be appointed by the Company to assist the Company in soliciting or procuring takaful and /or insurance or the renewal or continuance thereof from the Principal on the terms and conditions hereinafter appearing.

1.2 This Agreement shall commence on 01/03/2023 ("Commencement Date") and shall continue until 28/02/2026 unless earlier terminated in accordance with the terms hereof ("Term").

2. SCOPE OF INTRODUCER'S AUTHORITY

2.1 Subject always to the terms and conditions hereinafter provided and any directions from time to time notified by the Company, the Introducer shall solicit or procure takaful and/or insurance or the renewal or continuance thereof from the Principal and within the limits set out hereinafter.

2.2 The Introducer shall not negotiate, admit, settle, approve or accept any takaful and/or insurance claims from the Principal without the prior written consent of the Company.

2.3 The Introducer shall not commit or purport to commit the Company to any financial obligation whatsoever without the prior written consent of the Company.

2.4 Notwithstanding the appointment of the Introducer hereunder, the Company may on its own accord directly solicit, negotiate or procure takaful and/or insurance or the renewal or continuance thereof from the Principal.

3. FEES PAYABLE TO INTRODUCER

3.1 In consideration of providing introducer services to the Company as described herein ("Services"), the Introducer shall be entitled to a fee ("Fees") equivalent to **30%** of the administration fee and/or commission received by the Company in respect of certificates and/or policies entered into as a direct result of the Introducer's Services subject always that the applicable certificates and/or premiums and monies (including the Company’s administration fee and/or commission) shall have been received by the Company from the Principal during the Term hereof.

3.2 It is acknowledged that in certain instances, instead of receiving an administration fee and/or commission, the Company may receive an agreed fee from the Principal. In such an instance, the Introducer’s Fees shall be a sum equivalent to 30% of the agreed fee received by the Company in respect of certificates and/or policies entered into as a direct result of the Introducer's Services subject always that the agreed fee shall have been received by the Company from the Principal during the Term hereof.

3.3 In the event that any contribution and/or premium fee, either in part or in full, has to be refunded or rebate given to the Principal, whether by an endorsement or cancellation of certificates and/or any policy or otherwise howsoever, the Fees in respect of such certificates and/or policy shall be proportionately reduced (in the case of a rebate) or cancelled (when the certificates and/or policy is cancelled by the Principal). If such Fees or portion thereof have already been paid or credited to the Introducer, the same shall be considered as a debt owing to the Company and immediately repayable by the Introducer to the Company without the need for any demand thereof.

3.4 The payment of the Fees by the Company to the Introducer shall be made within fourteen (14) days after full receipt by the Company of the contribution or premium or fees due on the certificates and/or policy (including the Company's administration fee and/or commission). The Company shall at all times be entitled to deduct from or offset any monies whatsoever due from the Introducer to the Company (whether in his capacity as Introducer or otherwise) against any monies due to the Introducer from the Company.

3.5 The Fees shall be subjected to such changes as may be prescribed by any relevant takaful and insurance supervisory body, statutory modifications or reenactment, or by Bank Negara Malaysia and such changes shall be effective from the date so prescribed by the relevant authorities.

4. <u>REINSURANCE EXCLUDED</u>

4.1 All retakaful and/or reinsurance businesses undertaken by the Company is excluded from the Scope of this Agreement. Accordingly administration fee and/or commissions and fees received by the Company from retakaful and/or reinsurance shall be wholly to the account of the Company and the Introducer shall not be entitled to any portion of the same.

5. <u>PREMIUM</u>

5.1 All premiums contributions and/or premiums, fees and ancillary payments due from the Principal shall be paid directly to the Company, which shall then remit such payments (after appropriate deductions thereof) to the relevant takaful operators and/or insurers (unless otherwise prescribed by the guidelines or regulations issued by applicable Takaful and/or insurance supervisory bodies).

5.2 All refunds of contributions and/or premiums, fees and ancillary payments due to the Principal shall be paid by the relevant operators and/or insurers to the Company, which shall then remit such payments to the relevant Principal (unless otherwise prescribed by the guidelines or regulations issued by applicable takaful and insurance supervisory bodies).

5.3 The Introducer shall assist the Company in ensuring that all contributions and/or premiums and fees are paid to the Company within the requisite period.

5.4 The Introducer is not authorized to collect collections and/or premiums on behalf of the Company. If however contribution and/or premium, fee or ancillary payment is inadvertently received by the Introducer for and on behalf of the Company, the Introducer shall immediately remit such monies to the Company. Pending such remittance, the monies shall be held by the Introducer in trust for the Company.

6. <u>INDEMNITIES</u>

6.1 Each of the parties to this Agreement shall indemnify and hold the other harmless against all claims, actions, proceedings, damage, costs, expenses and any other loss of whatsoever nature (including legal expenses on a full indemnify basis) arising from: -

6.1.1 any act of that party or any of his servants or agents which is in breach of any of the provisions of this Agreement or in excess of the authority conferred by this Agreement; or

6.1.2 any act, omission, neglect or default of that party or any of his servants or agents which contravenes the provision of any written law or subsidiary legislation.

7. NON-ASSIGMENT AND SUCCESSORS

7.1 No party to this Agreement shall assign, transfer, charge or in any manner purport to assign, transfer, charge or otherwise deal with any right under this Agreement or any part thereof in favor of any other person without the prior written consent of the other party.

7.2 This Agreement shall be binding upon the personal representatives, successors-in-title and permitted assigns of the parties hereto.

8. CHANGE IN PARTIES

8.1 The liabilities and obligations created by this Agreement shall continue to be valid and binding for all purposes whatsoever, notwithstanding any change by amalgamation, reconstruction or otherwise which may be made in the constitution of the Company or the Introducer, and it is hereby expressly declared that no change of any sort whatsoever in relation to or affecting the Company or the Introducer shall in any way affect the liabilities and obligations created hereunder in relation to any transaction whatsoever whether past, present or future.

9. GOVERNING LAW

9.1 This Agreement shall be governed and construed in all respects in accordance with the laws of Malaysia and the parties hereby submit to the non-exclusive jurisdiction of the courts of Malaysia in all matters connected with this Agreement.

9.2 This Agreement shall also be subject to any rules, regulations or guidelines including any amendments of Bank Negara Malaysia, MITBA or any other competent authority and when adopted by the Company it shall be deemed to be incorporated in this Agreement from the date so prescribed by Bank Negara Malaysia, MITBA or any other competent authority.

10. TERMINATION

10.1 Unless extended or earlier terminated pursuant hereto, this Agreement shall automatically terminate in one of the following ways: -

10.1.1 upon the expiry of the Term hereof, or

10.1.2 prior to the expiry of the Term hereof, either party shall be entitled to terminate this Agreement forthwith by giving to the other fourteen days (14) days written notice and thereafter neither party shall have any rights against the other save for antecedent breach and save as provided herein, or

10.1.3 by the Principal's written termination of the appointment of either the Company or the Introducer, or

10.1.4 by the Principal's written instruction to cancel all takaful certificates and/or insurance policies serviced by the Company

11. SURVIVAL OF RIGHTS, DUTIES AND OBLIGATIONS

11.1 Termination of this Agreement for any cause whatsoever shall not release any party hereto from any liability which at the time of termination has already accrued to the other party hereto or which thereafter may accrue in respect of any act or omission prior to such termination.

12. NEGATIVE COVENANTS

12.1 During the continuance of this Agreement the Introducer shall not at any time:-

12.1.1 print, publish, distribute or cause to be printed, published or distributed any documents, books, pamphlets, catalogues, advertising materials and other materials and papers relating to the business of the Company without the prior written consent of the Company, or

12.1.2 appoint any agent

13. REPRESENTATION AND WARRANTIES

13.1 In addition to the terms and conditions of this Agreement, the Introducer hereby acknowledges that the Company has entered in this Agreement in full reliance on the material representations by the Introducer in the following terms and the Introducer hereby represents and warrants to and undertakes with the Company as follows: -

13.1.1 that the Introducer has the power or capacity to execute, deliver and perform the term of this Agreement;

13.1.2 that this Agreement and all Schedules attached or to be attached with this Agreement constitutes the legal and binding obligation of both the Company and the Introducer in accordance with their respective terms;

13.1.3 that the information furnished by the Introducer to the Company in connection with the takaful certificates and/or insurance policies of the Principal or any other matter does not contain any untrue statement or omits to state any facts, the omission of which makes the statements therein misleading, in the light of the circumstances under which they were made, and all expressions of expectations intention belief and opinion therein were made honestly on reasonable ground, after due and careful enquiry by the Introducer;

13.1.4 that to the best of the Introducer's knowledge and belief, no bankruptcy or winding up proceedings, have been commenced or threatened against the Principal; and

13.1.5 that the Introducer shall not work with more than one (1) Broker regarding the takaful certificates and/or insurance policies of the same Principal at any one time.

14. COVENANTS OF THE INTRODUCER

14.1 In addition to all the terms and conditions of the Agreement the Introducer hereby covenants and undertakes with the company as follows: -

14.1.1 The Introducer shall introduce the Principal to the Company with the intention that the Principal shall utilize the takaful and insurance broking services of the Company

14.2 The Introducer shall assist the Company :–

14.2.1 to secure the takaful and/or insurance businesses of the Principal;

14.2.2 in public relations work with the Principal;

14.2.3 in any other assistance such as the provision of technical expertise that the Company may from time to time to consider necessary;

14.2.4 the Introducer shall, in respect of the Principal that it has introduced to the Company, not refer the same Principal to another competitor of the Company; and

14.2.5 the Introducer shall not collect any contribution and/or premium from the Principal for his own account.

15. COVENANTS BY THE COMPANY

15.1 The Company shall provide advice and assistance as may be required by the Principal to service their takaful and/or insurance program.

15.2 Subject always to all the terms and conditions of this Agreement the Company shall pay the Introducer the Introducer's Fees.

16. EXPENDITURE INCURRED BY THE COMPANY FOR AND ON BEHALF OF THE INTRODUCER

16.1 All monies expended by the Company from time to time for and on behalf of the Introducer including without limitation income tax, service tax and any other taxes, legal costs, stamp duties, registration fees, and all other outgoing relating to the takaful and/or insurances of the Principal and any expenses incurred by the Company in meeting these obligations for and on behalf of the Introducer, by the Company's agent and or consultants together with interest thereon shall be payable and shall be recoverable and be forthwith repaid by the Introducer on demand by the Company. In default of such repayment, such money shall be debited and deducted from the fee due to the Introducer.

17. NOTICES

17.1 All notice hereunder shall be in writing signed by the Party whom it is served or by its solicitors and shall be deemed sufficiently served on the Party whom it is addressed if it is left at or sent by registered post (and confirmed forthwith, by the delivery by hand or by registered post of a copy of the notice) to the address set forth above of the party to whom it is sent or to such address as one of Party may from time to time notify the other Party or, in the case of the Company to its registered office

17.2 In the event that a notice was sent by registered post and returned to the sender by the post office due to any reason whatsoever then the sender must make a second attempt to serve the original notice again in the manner required in paragraph 17.1 above.

17.3 Only upon the unsuccessful second attempt of service of notice, the sender shall then advertise the said same notice in all the major local newspapers for three consecutive days. The said notice shall be deemed sufficiently served on the said party on the third day of the said advertisement.

17.4 The costs of the said advertisement will be reimbursed to the sender by the Party to whom the Notice was intended.

18. CHANGES IN LAW

18.1 Notwithstanding any provision to the contrary herein, in the event that by reason of the enactment of or the making of any change in any applicable law, regulation or regulatory requirement or in the interpretation or application thereof or the making of any request or direction from or requirement of Bank Negara Malaysia or any other fiscal, monetary or competent authority (whether or not having the force of law) the Company shall be of the opinion that it has or will become unlawful or it is otherwise prohibited or prevented for it to maintain or give effect to all or any of its obligations as contemplated by this Agreement then, notwithstanding any other provision herein, the Company's obligations shall forthwith be terminated and as the case may be, the Introducer shall on demand forthwith pay to the Company any refund due to the Company and any other money incurred by the Company for and on behalf of the Introducer.

19. DISPUTE RESOLUTION

19.1 Each party will act in good faith to resolve any disputes between them and only in the event of failure to resolve such differences will the following dispute resolution procedures be activated.

19.2 Each party shall designate in writing to the other party a representative who shall be authorized to resolve any dispute arising under this Agreement in any equitable manner and unless otherwise expressly provided herein, to exercise the authority of the parties to make decisions by mutual agreement.

19.3 If the designated representatives are unable to resolve a dispute under this Agreement, such dispute shall be referred by the representatives to a Senior Executive designated by each party respectively for resolution.

19.4 The parties agree to attempt to resolve all disputes arising hereunder promptly, equitably and in a good faith manner. The parties further agree to provide each other with reasonable access during normal business hours to non-privileged records, information and data pertaining to any such dispute.

20. ARBITRATION

20.1 In the event that any dispute cannot be resolved between the parties pursuant to Clause 19 then such dispute shall be settled exclusively and finally by arbitration. It is specifically understood and agreed that any dispute that cannot be resolved between the parties, including any matter relating to the interpretation of this Agreement, shall be submitted to arbitration to be held under the auspices of the Regional Centre for Arbitration in Kuala Lumpur in accordance with the UNCITRAL Arbitration Rules as modified by the Rules adopted by the aforesaid Centre. This Agreement and the rights and obligations of the parties shall remain in full force and effect pending the award in such arbitration proceeding, which award shall determine the matter in dispute between the parties, including whether and when termination of this Agreement shall become effective.

20.2 Each arbitral tribunal shall consist of one (1) arbitrator who shall be appointed by mutual agreement of the parties or failing such agreement, by the Director of the Regional Centre for Arbitration in Kuala Lumpur.

20.3 The parties further agree to exclude any right of application to any court or tribunal of competent jurisdiction in connection with any question of law arising in the course of any arbitration.

20.4 Any decision or award of each arbitral tribunal appointed pursuant to this Clause shall be final and binding upon the parties. The parties waive to the extent permitted by law any rights to appeal or any review of such award by any court or tribunal of competent jurisdiction. The parties agree that any arbitration award may be enforced wherever they are located or may be found, and a judgment upon any arbitration award may be entered into by any court having jurisdiction thereof.

20.5 Only a person who is an attorney, an advocate and solicitor or a former judge with experience in international commercial agreements, and in particular the implementation and interpretation of takaful and insurance broking or insurance agency matters, shall be appointed as arbitrator. No arbitrator shall be a present or former employee or agent of, consultant or counsel to either party or any affiliate of either party.

20.6 At any oral hearing of evidence in connection with any arbitration, each party or its legal counsel shall have the right to examine its witnesses and to cross-examine the witnesses of the opposing party. No evidence of any witness shall be presented in written form unless the opposing party shall have an opportunity to cross-examine such witness, except as the parties may otherwise agree in writing or except under extraordinary circumstances where the interests of justice require a different procedure.

21. MISCELLANEOUS

21.1 In this Agreement save where the context shall otherwise require :-

21.1.1 words importing the masculine gender shall include the feminine and neuter genders;

21.1.2 words applicable to natural persons shall include any body of persons, companies, corporations, firms and partnerships corporate or unincorporated;

21.1.3 words in the singular shall include the plural and vice versa;

21.1.4 reference in the Agreement to the employees, officers, servant or agents of the Introducer shall include all such persons whether or not they be authorized signatories for the time being of the Introducer;

21.1.5 the expression “working days” shall mean the days on which the Company is open for business in the (respective areas/states);

21.1.6 reference in the Agreement to takaful and “insurance” will be deemed to include related consultancy work

21.2 Time wherever mentioned is of the essence of this Agreement.

21.3 The terms of any request, directive, rule or condition made or imposed by the Company from time to time in any notice or other document by the Company to the Introducer shall be read together with and shall be deemed to be part of this Agreement and any breach of which shall be deemed to be breach of this Agreement.

21.4 The Company will advise the Director General of Inland Revenue on the amount of fees paid to the Introducer or to any other Government authority as required by law.

21.5 All costs and disbursements (including stamp duty) of and incidental to this Agreement shall be borne by the Introducer.

IN WITNESS WHEREOF the parties hereto have hereunto affixed their hands and seals the day and year first above written.

Signed by
For and on behalf of **MERCU TEKUN SDN BHD**

Name: Norhizam Bin Hamzah Designation: Chief Executive Officer Date: 5/12/2022	Witness:	Name: Norazehan Binti Mohd Radzuan Designation: Assistant Operations Manager Date: 5/12/2022

Signed by
For and on behalf of **STERLING INSURANCE BROKERS SDN BHD**

Wan Muzamir Fitri Che Wan Chief Operating Officer Date: 1/3/2023	Witness :	Mohamad Nashuan Sheikh Abdullah General Manager Date: 1/3/2023

As per Schedule 1